Exhibit 99.1

Press Release

Uniroyal Global Engineered Products, Inc. Reports Financial Results for the First Quarter Ended March 31, 2019

SARASOTA, Fla.—May 10, 2019—Uniroyal Global Engineered Products, Inc. (OTCQB: UNIR or the “Company”) today reported its financial results for the Three Months Ended March 31, 2019.

Financial Highlights

•	Net Sales of $25.4 million versus prior year of $26.4 million
•	Net Income increases to $633,102 versus $489,639 in prior year
•	Loss per Common Share of $0.01 versus prior year loss of $0.02

Net Sales

Net Sales for the three months ended March 31, 2019 decreased $1,035,827 or 3.9% to $25,393,860 from $26,429,687 recorded in the prior year. Excluding the negative currency effect of the exchange rates, total revenue would have only decreased by approximately $33,000 or 0.1%. The global automotive operations (64.9% of total Net Sales) increased 0.8% excluding the negative currency effect. Our U.S. automotive operations increased 2.4% versus last year as it has done for the last three quarters. Our U.K. operations declined slightly by 0.5% compared to 2018 excluding the currency adjustment but saw some improvements compared to the most recent prior quarters.

Our Industrial business segment (35.1% of total Net Sales—including Contract sales) decreased 3.1% (1.8% excluding the currency effect) versus the prior year. Our U.S. operations which comprised approximately 83.2% of this business segment, saw gains of 2.3% over the prior year. This was offset by the decrease in the U.K. as sales last year in this sector was higher than normal due to a quarterly timing issue.

Operating Income

Operating Income for the three months ended March 31, 2019 was $880,397 versus $898,200 in the prior year, a decline of $17,803 or 2.0%. The primary reasons for the decline were lower sales and a contraction in Gross Profit margins to 17.0% this year versus 17.5% in the prior year. The margins in 2019 were negatively impacted by the higher raw material prices compared to 2018 and the effect of product mix. The corrective action we had taken in prior quarters offset some of the effect of the higher raw material prices. Also partially offsetting the reduction in gross profit were lower operating expenses which has been a continued focus of the Company. Excluding the charge of $343,003 related to a restructuring plan accrued during the three months 2019, operating income would have increased by $325,200.

Loss Per Common Share

After Preferred stock dividends, Net Loss Allocable to Common Shareholders was $149,442 or $0.01 per diluted common share for the three months 2019 as compared to a loss of $294,820 or $0.02 per diluted common share for 2018.

For further details, see the Consolidated Statements of Operations in the Company’s Form 10-Q filed on May 10, 2019.

About Uniroyal Global Engineered Products, Inc.:

Uniroyal Global Engineered Products, Inc. (UNIR) is a leading manufacturer of vinyl-coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal Global Engineered Products, Inc.’s revenue in 2018 was derived 66.2% from the automotive industry and approximately 33.8% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Our primary brand names include Naugahyde®, BeautyGard®, Flame Blocker™, Spirit Millennium®, Ambla®, Amblon®, Velbex®, Cirroflex®, Plastolene® and Vynide®.

Forward-Looking Statements:

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Uniroyal Global Engineered Products, Inc.’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, currency fluctuations, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Uniroyal Global Engineered Products, Inc. Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

Uniroyal Global Engineered Products, Inc.

Consolidated Balance Sheets

	(Unaudited)
ASSETS	March 31, 2019	December 30, 2018
CURRENT ASSETS
Cash and cash equivalents	$1,211,153	$1,028,841
Accounts receivable, net	15,476,139	12,422,330
Inventories, net	20,670,700	19,460,260
Other current assets	769,217	965,520
Related party receivable	31,966	20,118
Total Current Assets	38,159,175	33,897,069
PROPERTY AND EQUIPMENT, NET	26,057,251	18,878,949
OTHER ASSETS
Intangible assets	3,273,321	3,217,997
Goodwill	1,079,175	1,079,175
Other long-term assets	3,728,377	3,693,367
Total Other Assets	8,080,873	7,990,539
TOTAL ASSETS	$72,297,299	$60,766,557
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Checks issued in excess of bank balance	$798,186	$855,210
Lines of credit	21,222,815	19,325,116
Current maturities of long-term debt	1,510,024	1,369,967
Current maturities of finance lease liabilities	382,067	388,862
Accounts payable	10,876,594	9,335,235
Accrued expenses and other liabilities	4,578,165	3,326,291
Related party obligation	122,873	84,154
Current portion of postretirement benefit liability - health and life	139,095	139,095
Total Current Liabilities	39,629,819	34,823,930
LONG-TERM LIABILITIES
Long-term debt, less current portion	4,004,613	3,967,754
Finance lease liabilities, less current portion	29,591	109,446
Related party lease financing obligation	2,743,363	2,613,717
Long-term debt to related parties	3,190,655	2,990,655
Postretirement benefit liability - health and life, less current portion	2,094,115	2,101,892
Other long-term liabilities	7,005,405	653,653
Total Long-Term Liabilities	19,067,742	12,437,117
Total Liabilities	58,697,561	47,261,047
STOCKHOLDERS' EQUITY
Preferred units, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	617,571
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	463,179
Preferred stock, Uniroyal Global (Europe) Limited, 50 shares issued and outstanding ($1.51 stated value)	75	75
Common stock, 95,000,000 shares authorized ($.001 par value) 18,690,030 shares issued and outstanding as of both March 31, 2019 and December 30, 2018	18,690	18,690
Additional paid-in capital	35,288,936	35,244,770
Accumulated deficit	(22,285,572)	(22,136,130)
Accumulated other comprehensive loss	(503,141)	(702,645)
Total Stockholders' Equity	13,599,738	13,505,510
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$72,297,299	$60,766,557

Uniroyal Global Engineered Products, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2019	April 1, 2018

NET SALES	$25,393,860	$26,429,687
COST OF GOODS SOLD	21,079,658	21,812,193
Gross Profit	4,314,202	4,617,494
OPERATING EXPENSES:
Selling	1,103,038	1,349,030
General and administrative	1,510,800	1,948,301
Research and development	476,964	421,963
Other operating expenses	343,003	-
OPERATING EXPENSES	3,433,805	3,719,294
Operating Income	880,397	898,200
OTHER EXPENSE:
Interest and other debt related expense	(514,296)	(456,364)
Other income	228,133	33,282
Net Other Expense	(286,163)	(423,082)
INCOME BEFORE TAX PROVISION	594,234	475,118
TAX BENEFIT	(38,868)	(14,521)
NET INCOME	633,102	489,639
Preferred stock dividend	(782,544)	(784,459)
NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(149,442)	$(294,820)
LOSS PER COMMON SHARE:
Basic	$(0.01)	$(0.02)
Diluted	$(0.01)	$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,690,030	18,690,030
Diluted	18,690,030	18,690,030